                                                                    EXHIBIT 24.1

                               Power of Attorney

     The undersigned, a Director of Technology Solutions Company, a Delaware corporation (the "Company"), does hereby constitute and appoint Paul R. Peterson and Timothy P. Dimond, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power and authority to execute in the name and on behalf of the undersigned as such Director, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of the offer and sale of 15,243,113 shares of the Company's Common Stock, par value $.01, and the associated Preferred Stock Purchase Rights, issuable in accordance with the Technology Solutions Company 1995 Employee Stock Purchase Plan and the Technology Solutions Company 1996 Stock Incentive Plan, and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby grants unto each such attorney-in-fact and agent, full power of substitution and revocation in the premises and hereby ratifies and confirms all that each such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of these presents.

                                              Dated this 22nd day of June, 2000.


                                              /s/ William H. Waltrip
                                              ----------------------
                                              William H. Waltrip